EXHIBIT 10.1

GREENE COUNTY BANCSHARES, INC.

2004 LONG-TERM INCENTIVE PLAN

Stock Appreciation Right Award Agreement

Award No.

You (the “Participant”) are hereby awarded the following stock appreciation right (the “SAR”), to be settled in cash, subject to the terms and conditions set forth in this Stock Appreciation Right Award Agreement (the “Award Agreement”) and in the Greene County Bancshares, Inc. 2004 Long-Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.  A summary of the Plan appears in its Prospectus, which is attached as Exhibit B.  You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement shall be made by the Board of Directors (the “Board”) of Greene County Bancshares, Inc. (the “Company”) or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Variable Terms.  This SAR shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:

Number of Shares Subject to SAR

Grant Price per Share:

Grant Date:

Expiration Date:	☐	_____ years after Grant Date

	☐	10 years after Grant Date

Vesting Schedule: (Establishes the Participant’s rights to exercise this SAR with respect to the Number of Shares stated above.)

	☐	_____% on Grant Date

	☐	_____% on each of the first ___(#) annual (_quarterly/_monthly) anniversary dates of the Participant’s Continuous Service after the Grant Date.

Stock Appreciation Right Award Agreement

Greene County Bancshares, Inc.

2004 Long-Term Incentive Plan

2.             Term of SAR.  The SAR shall expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.

3.             Manner of Exercise.  The SAR is being granted in connection with a non-qualified stock option award granted to the Participant on the same date as this Award Agreement and may only be exercised at the same time and for the same number of shares as such option is then being exercised.  The SAR shall be exercised in the manner set forth in the Plan and as determined by the Committee.

4.             Payment Upon Exercise.  Upon exercise of this SAR, the Company shall pay to you an amount in cash equal to the product of (i) the number of shares with respect to which you are then exercising this SAR and (ii) the difference between (x) the last sales price of the Company’s common stock on the Nasdaq Global Select Market, or such other exchange as the Company’s common stock may then trade and (y) the grant price of the SAR.

5.             Termination of Continuous Service.

5.1           If your Continuous Service with the Company is terminated for any reason other than as a result of your death, disability, retirement or termination for Cause, you shall have the right to exercise this SAR, subject to the limitations of Section 3 hereof, at any time within three months following your termination of Continuous Service to the extent that you are entitled to exercise such SAR at the date of such termination.

5.2           If your Continuous Service with the Company is terminated because you retire or become disabled (each, as contemplated in Section 6(h) of the Plan), you shall have the right to exercise the SAR, subject to the limitations of Section 3 hereof, at any time within one year following your termination of Continuous Service to the extent your are entitled to exercise such SAR at the date of your termination.

5.3           If you die during your Continuous Service with the Company (or within 30 days after termination of your Continuous Service), then your estate or the person who has the right to exercise the SAR may exercise the SAR, subject to the limitations of Section 3 hereof, at any time within one year of your death, but only to the extent that you were entitled to exercise the SAR on the date of your death or, if earlier, the date when your Continuous Service was terminated.

5.4           If your Continuous Service is terminated due to Cause (as determined by the Committee in accordance with the Plan), you shall immediately forfeit the right to exercise this SAR.

5.5           Notwithstanding the foregoing, any unexercised SAR awarded to a Participant who terminates Continuous Service (other than for Cause) after attaining age 55 and after completing 10 years of employment with the Company, shall become fully vested and immediately exercisable on and after the effective date of such termination of employment.

Stock Appreciation Right Award Agreement

Greene County Bancshares, Inc.

2004 Long-Term Incentive Plan

6.             Occurrence of a Change in Control.  In the event of a Change in Control, your SAR shall fully vest and become fully exercisable, subject to the limitations of Section 3 hereof, as to the Shares then subject to the SAR. This shall occur immediately prior to the effective date of the transaction giving rise to the Change in Control.

7.             Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the SAR awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

8.             Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9.             Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.          Modifications.  This Award Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under this SAR.

11.          Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.          Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.          Governing Law.  The laws of the State of Tennessee shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14.          Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Stock Appreciation Right Award Agreement

Greene County Bancshares, Inc.

2004 Long-Term Incentive Plan

15.          Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

16.          Restrictions on Transfer.  This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee. Notwithstanding the foregoing, you may transfer this SAR, but only if you are also transferring the related option, (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible transferee of yours pursuant to the list of persons identified in clause (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of the following relatives of yours): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. Any transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

17.          Taxes.  By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

(Next Page is Signature Page)

Stock Appreciation Right Award Agreement

Greene County Bancshares, Inc.

2004 Long-Term Incentive Plan

BY YOUR SIGNATURE BELOW on the Grant Date identified above, along with the signature of the Company’s representative, you and the Company agree that this SAR is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

GREENE COUNTY BANCSHARES, INC.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

GREENE COUNTY BANCSHARES, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit A

Plan Document

GREENE COUNTY BANCSHARES, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit B

Plan Prospectus

GREENE COUNTY BANCSHARES, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit C

Designation of Beneficiary

In connection with the        STOCK APPRECIATION RIGHT AWARD AGREEMENT (the “Award Agreement”) entered into on _________________, 200_ between Greene County Bancshares, Inc. (the “Company”) and _________________, an individual residing at _________________ (the “Participant”), you hereby designate the person specified below as the beneficiary of the Participant’s interest in a stock appreciation right to be settled in cash and awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

Name of Beneficiary:

Address:

Social Security No.:

You understand that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by you, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

Date:

By:
[Participant Name]

Sworn to before me this
____ day of __________, 200_.

Notary Public

County of

Sate of